UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2015

SocialPlay USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2532 Open Range Dr., Fort Worth TX 76177
(Address of principal executive offices)

(866) 281-1207
(Issuer’s telephone number)

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

ITEM 3.03 Material Modification of Rights of Security Holders

Our board of directors and majority shareholders have approved a reverse split of our common stock in which shareholders will be issued 1 share of common stock in exchange for every 5 shares of their currently issued common stock (1 for 5). On July 24, 2015, FINRA confirmed that the effective date of the reverse split will be July 27, 2015. Prior to approval of the reverse split, we had a total of 61,600,000 issued and outstanding shares of common stock, par value $0.001. On July 27, 2015, the effective date of the reverse split, we will have a total of approximately 12,320,000 issued and outstanding shares of common stock, par value $0.001.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 above is incorporated by reference into this Item 5.03.

We have filed a Certificate of Change with the Nevada Secretary of State in connection with our reverse split. A copy of the Certificate of Change is filed herewith as Exhibit 3.1.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the reverse split, our common stock will have a new CUSIP number: 83362Q 209. In addition, our trading symbol will by “SPLYD” for twenty business days beginning on July 27, 2015, after which it will revert to “SPLY.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SocialPlay USA, Inc.

/s/ Chistan Mistry

Chitan Mistry, CEO

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